RESIGNATION LETTER

October 21, 2019

To the Shareholders and Board of Directors of

Fast Lane Holdings, Inc., a Delaware Company

Ladies and Gentlemen:

This letter serves as notice that as of the date hereof, I hereby resign from my position as Chief Executive Officer, Chief Financial Officer, President, Secretary Treasurer and Director of Fast Lane Holdings, Inc. My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Paul Moody

Paul Moody